Exhibit 31.2

Certification of Chief Financial Officer pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Henry H. Ngan, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of ZST Digital Networks, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 22, 2011

/s/ Henry H. Ngan
Henry H. Ngan
Chief Financial Officer
(Principal Financial Officer)